Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@valeant.com	lainie.keller@valeant.com
(514) 856-3855	(908) 927-0617
(877) 281-6642 (toll free)

VALEANT ANNOUNCES PRICING OF PRIVATE OFFERING OF ADD-ON SECURED NOTES

LAVAL, QUEBEC, Nov. 14, 2017 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) (“Valeant” or the “Company”) announced today that it has priced its previously announced offering of $750,000,000 aggregate principal amount of its 5.500% senior secured notes due 2025 (the “Notes”). The Notes will be additional notes and form part of the same series as Valeant’s existing 5.500% senior secured notes due 2025. The Notes will be sold to investors at a price of 100.000% of the principal amount thereof plus accrued interest from October 17, 2017, representing a yield to worst of 5.498%. The offering is expected to close on or about November 21, 2017. Valeant intends to use the net proceeds from the offering of the Notes, along with cash on hand, to repay (on a pro rata basis) a portion of its outstanding Series F Tranche B Term Loan Facilities due 2022 and to pay related fees and expenses.

The Notes will be guaranteed by each of the Company’s subsidiaries that are guarantors under the Company’s credit agreement and the Company’s existing senior notes and will be secured on a first priority basis by liens on the assets that secure the Company’s credit agreement and existing senior secured notes. Consummation of the offering of the Notes is subject to various closing conditions, and there can be no assurance that the Company will be able to successfully complete this transaction on the terms described above, or at all.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This news release is being issued pursuant to Rule 135C under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorders, eye health, neurology and branded generics.

Forward-looking Statements

This news release may contain forward-looking statements, including, but not limited to, our financing plans, including the offering of Notes and the details thereof, including the proposed use of proceeds therefrom, and other expected effects of the offering of Notes. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in our most recent annual and quarterly reports and detailed from time to time in our other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, except as required by law.

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